CERTIFIED

                        R E S O L U T I O N

    AUTHORIZE INCREASE FROM 500,000 TO 1,000,000 SHARES OF WINN-DIXIE
        STORES, INC. COMMON STOCK FOR KEY EMPLOYEE STOCK OPTION
    PLAN, AND ADDITION OF DIVISION PRESIDENTS AND MANAGERS TO ELIGIBLE GRANTEES, SUBJECT TO APPROVAL BY SHAREHOLDERS AT 1994 ANNUAL MEETING

            Board of Directors of Winn-Dixie Stores, Inc.
                          June 22, 1994

WHEREAS, the Board of Directors adopted, as amended and approved by the holders of a majority of the shares of Common Stock of the Company present or represented at the 1990 and 1992 Annual Meetings of Shareholders, a Key Employee Stock Option Plan (the "Plan"), permitting the granting of options to persons who, at the time such options are granted, are members of the Executive Committee of the Company, other than the Chairman of the Board, to purchase up to an aggregate of 500,000 shares of the Company's Common Stock at a price per share, in the case of each option granted pursuant to the Plan, equal to the fair market value of the Company's Common Stock on the date such option is granted; and further

WHEREAS, the number of shares of Common Stock covered by the Plan or by any Option outstanding thereunder are subject to the anti-dilution provisions set forth in the definition of "Stock" in Article II of the Plan; and

WHEREAS, the Option Committee has previously granted options for a total of 319,000 shares under the Plan; and

WHEREAS, the Option Committee has granted, subject to Board and Shareholder approval, additional options as of June 22, 1994, totalling 233,000 shares, including 10,000 shares to each of the twelve Division Presidents, and recommends, (1) increasing the total number of shares to 1 million, (2) including the Division Presidents or Division Managers within the defined Eligible Employees under the Plan, and (3) extending the exercise date of the option period to be not later than January 15th following the sixth fiscal year after grant of the option, and in no event later than January 15, 2011.

NOW THEREFORE, BE IT RESOLVED, that, subject to approval or ratification by the holders of a majority of the shares of Common Stock present or represented at the 1994 Annual Meeting of Shareholders, the Board of Directors hereby increase the number of shares authorized for grant of options to a maximum aggregate of 1,000,000 shares; provide that the option period shall end not later than January 15th following the sixth fiscal year after grant, in no event later than January 15, 2011, as to options granted after June 1, 1994; and revise Article II, Paragraph 2, to provide "Eligible Employee" shall mean any person who, at the time an option is granted, shall be a member of the Executive Committee of the Company, other than the Chairman of the Board, or is a Division President or Division Manager, all as set forth in the revised Plan in the form as presented to the meeting;

AND FURTHER RESOLVED, that, pursuant to Article II of the Plan, the Board of Directors does hereby designate and appoint Messrs. A. Dano Davis and Robert D. Davis as the Option Committee to serve until their successors shall be appointed by the Board of Directors of the Company; and that the Committee be and it hereby is authorized and empowered to grant, subject to approval or ratification of the Plan by the vote of the holders of a majority of the shares of Common Stock of the Company present or represented at the 1994 Annual Meeting of Shareholders of the Company, options to Eligible Employees pursuant to the Plan;

AND FURTHER RESOLVED, that the Board of Directors authorize submission to the holders of the Common Stock of the Company at its 1994 Annual Meeting of Shareholders of a proposal to approve, or ratify the action of the Board of Directors in adopting, the amendments to the Plan and any and all actions taken by the Committee in granting options to Eligible Employees under the Plan;

AND FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized and empowered to take any and all action and to do any and all things necessary to carry out the purposes and intent of the foregoing resolutions;

                      * * * * * * * * * * * * * * *

      I, Wayne E. Ripley, Jr., Secretary of Winn-Dixie Stores, Inc., a Florida Corporation, do hereby certify that the foregoing is a true, correct and complete copy of resolution adopted by the Board of Directors of Winn-Dixie Stores, Inc., at a regular quarterly meeting of the Board, duly called and legally held on June 22, 1994, at Jacksonville, Florida, that the meeting was attended by a quorum of the Board; and that the resolution is entered upon the regular minute book of the Corporation and is now in full force and effect.

    IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation, at Jacksonville, Florida, this 22nd day of June, 1994.

                                  _____________________________
                                  Wayne E. Ripley, Jr.
                                  Secretary

    (CORPORATE SEAL)